UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 18, 2011, Lakes Entertainment, Inc. (“Lakes”) entered into a First Amended and Restated Operating Agreement of Rock Ohio Ventures, LLC (“Rock Ventures”) (the “Amended Agreement”), which amended the Operating Agreement of Rock Ohio Ventures, LLC to address the sale of senior equity interests of Rock Ventures. Pursuant to the Amended Agreement, Lakes has the right to invest up to $22.3 million in the senior equity interests, of which $12.9 million has been invested to date. This senior equity interest investment is in addition to Lakes’ initial $2.4 million investment. If Lakes chooses not to fund the entire $22.3 million amount, Rock Ventures will repurchase Lakes’ senior equity interest for an amount equal to the amount Lakes paid for such senior equity interest, and Lakes will maintain an equity position in Rock Ventures in a pro rata amount of what its $2.4 million initial investment is to the total amount funded by Rock Ventures for the equity required to develop the two Ohio casinos.

A copy of the Amended Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit

10.1	First Amended and Restated Operating Agreement of Rock Ohio Ventures, LLC by and between Rock Ohio Ventures I, LLC, Rock Ohio Ventures II, LLC and Lakes Ohio Development effective as of January 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: October 24, 2011	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer